Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES FIRST QUARTER 2013 RESULTS

First Quarter 2013:

•	Revenue: $56.2 million, an increase of 21% year-over-year

•	Adjusted Net Income: $3.4 million, or $0.11 per diluted share

COLUMBIA, Md., April 30, 2013 – Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal first quarter ended March 31, 2013.

“Our threat-centric approach to cybersecurity that allows defenders to address the full attack continuum is in high demand, and we believe we are extremely well positioned to capitalize on the growth opportunity in front of us. Despite weakness in federal government spending, our total revenue increased 21% driven by ongoing strong performance from our International and U.S. Commercial businesses,” said John Becker, CEO of Sourcefire.

Financial Summary

•	Total Revenue - Revenue for the first quarter of 2013 was $56.2 million compared to $46.3 million in the first quarter of 2012, an increase of 21%.

•

GAAP Net Income/Loss - Net loss was $26,000 for the first quarter of 2013, or $0.00 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $67,000, or $0.00 per diluted share, in the first quarter of 2012.

•

Adjusted Net Income - Adjusted net income for the first quarter of 2013, which excludes stock-based compensation expense and amortization of acquired intangible assets and includes an assumed tax rate of 35%, was $3.4 million, or $0.11 per diluted share. This compares to adjusted net income of $3.4 million, or $0.11 per diluted share, for the first quarter of 2012, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%.

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Cash and Cash Flow - As of March 31, 2013, the Company’s cash, cash equivalents and investments totaled $232.9 million. For the first quarter of 2013, net cash provided by operating activities was $15.9 million and the Company generated free cash flow of $14.6 million.

Recent Company Highlights

Revenue

•	Increased U.S. commercial revenue to $29.2 million, up 40% over 1Q12.

•	Increased international revenue to $20.7 million, up 32% over 1Q12.

•	U.S. federal sector revenue of $6.2 million, compared to $9.8 million in 1Q12.

Innovation & Recognition

•

Introduced its dedicated Advanced Malware Protection (AMP) appliance, based on its FirePOWER™ network security platform. Expanding Sourcefire’s AMP solution, the dedicated AMP appliances detect, track and defend against sophisticated malware as it travels in, out and across the network.

•	Expanded its FirePOWER appliance family at the mid-range with the new 7115 and 7125 models, providing greater port density.

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Announced that Sourcefire’s Next-Generation Firewall (NGFW) was recognized as leader in the NSS Labs NGFW Security Value Map, achieving a 98% effectiveness rate and the lowest total-cost-of-ownership of all appliances tested.

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Featured as a market leader in Gartner’s “Next-Generation IPS (NGIPS) Technology Disrupts the IPS Market” report, which highlighted Sourcefire’s innovation in NGIPS, and the company’s ability to influence the market with its entry into the Next-Generation Firewall market.

Second Quarter 2013 Outlook

Based on information as of April 30, 2013, Sourcefire expects revenue for the second quarter of 2013 in the range of $60.5 million to $63.5 million, net income per diluted share in the range of a loss of $0.02 to a profit of $0.01 and, on an adjusted basis, net income per diluted share in the range of $0.13 to $0.16. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense of $6.9 million to $7.1 million and amortization of acquired intangible assets of approximately $0.3 million, and includes an assumed 35% tax rate.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Sourcefire considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP adjusted net income, adjusted net income per share, adjusted income from operations, adjusted income from operations as a percentage of revenue and free cash flow.

Sourcefire uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. The Company also uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. Sourcefire believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to evaluate the Company’s operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although Sourcefire’s non-GAAP financial measures are specific to it and the non-GAAP financial measures of other companies may not be calculated in the same manner.

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. These non-GAAP measures exclude (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2013, we expect non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. This adjustment is intended to normalize the tax rate and provide a tax rate that approximates the Company’s expected long-term GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Tuesday, April 30, 2013 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: (877) 712-7037

Calling from other countries: (253) 237-1122

Pass code: 33989448

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize security risks to their dynamic networks, endpoints, mobile devices and virtual environments. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire’s threat-centric approach provides customers with Agile Security® that delivers protection before, during and after an attack. Trusted for more than 10 years, Sourcefire has earned a reputation for innovation, consistent security effectiveness and world-class research all focused on detecting, understanding and stopping threats. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the second quarter of 2013 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the second quarter of 2013 and expectations of future growth could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Revenue:
Products	$30,792	$25,693
Technical support and professional services	25,372	20,609

Total revenue	56,164	46,302

Cost of revenue:
Products	10,026	8,489
Technical support and professional services	3,198	2,433

Total cost of revenue	13,224	10,922

Gross profit	42,940	35,380

Operating expenses:
Research and development	11,195	9,428
Sales and marketing	25,110	19,204
General and administrative	6,404	5,444
Depreciation and amortization	1,603	1,184

Total operating expenses	44,312	35,260

Income (loss) from operations	(1,372)	120
Other income (expense), net	(41)	(3)

Income (loss) before income taxes	(1,413)	117
Provision for (benefit from) income taxes	(1,387)	50

Net income (loss)	$(26)	$67

Net income (loss) per share - basic	$0.00	$0.00
Net income (loss) per share - diluted	$0.00	$0.00

Weighted average shares outstanding used in computing per share amounts:
Basic	30,649,739	29,226,842
Diluted	30,649,739	30,378,011

Stock-based compensation expense for the three months ended March 31, 2013 and 2012 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Cost of revenue (product)	$157	$78
Cost of revenue (services)	259	166

Stock-based comp expense included in cost of revenue	416	244

Research and development	1,570	972
Sales and marketing	2,968	1,746
General and administrative	1,353	1,145

Stock-based comp expense included in operating expenses	5,891	3,863

Total stock-based compensation expense	$6,307	$4,107

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$124,775	$96,178
Investments	108,143	107,777
Accounts receivable, net	58,446	77,426
Inventory	7,247	6,880
Deferred tax assets	24,547	13,023
Prepaid expenses and other current assets	10,956	9,043
Property and equipment, net	14,935	15,438
Goodwill	15,000	15,000
Intangible assets, net	4,115	4,456
Other long-term assets	19,109	19,453

Total assets	$387,273	$364,674

Liabilities
Accounts payable and accrued expenses	$26,813	$27,783
Deferred revenue	90,536	90,241
Other liabilities	2,834	1,524

Total liabilities	120,183	119,548

Stockholders’ Equity
Common stock	30	30
Additional paid-in capital	277,729	255,610
Accumulated deficit	(10,548)	(10,522)
Accumulated other comprehensive income (loss)	(121)	8

Total stockholders’ equity	267,090	245,126

Total liabilities and stockholders’ equity	$387,273	$364,674

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Net income (loss)	$(26)	$67
Adjustments to reconcile net income (loss) to net cash provided by operating activities	15,905	19,610

Net cash provided by operating activities	15,879	19,677

Net cash used in investing activities	(3,094)	(5,536)

Net cash provided by financing activities	15,812	3,841

Net increase in cash and cash equivalents	28,597	17,982
Cash and cash equivalents at beginning of period	96,178	59,407

Cash and cash equivalents at end of period	$124,775	$77,389

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income (loss) from operations	$(1,372)	$120
Amortization of acquisition-related intangible assets	342	342
Other acquisition-related expenses*	—	667
Stock-based compensation expense	6,307	4,107

Adjusted income from operations	$5,277	$5,236

Adjusted income from operations as % of total revenue	9.4%	11.3%

Reconciliation of adjusted net income:
GAAP net income (loss)	$(26)	$67
Stock-based compensation expense	6,307	4,107
Amortization of acquisition-related intangible assets	342	342
Other acquisition-related expenses*	—	667
Tax credit for research and experimentation	(1,463)	—
Income tax adjustment**	(1,757)	(1,782)

Adjusted net income	$3,403	$3,401

Adjusted net income per share - basic	$0.11	$0.12
Adjusted net income per share - diluted	$0.11	$0.11

Weighted average number of shares - basic	30,649,739	29,226,842
Weighted average number of shares - diluted	31,651,847	30,378,011

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees
**	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an assumed tax rate of 35%.

Reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Net cash provided by operating activities	$15,879	$19,677
Purchase of property and equipment	(1,235)	(2,542)

Free cash flow	$14,644	$17,135

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Number of deals in excess of $500,000	13	12
Number of deals in excess of $100,000	86	79
Number of new customers	99	84
Percentage of channel-influenced deals	53%	51%
Total channel partners	778	637
Number of full-time employees at end of period	644	489

Revenue Composition by Geography:
United States	63%	66%
International	37%	34%

Total	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	39%	34%
New customer product revenue	16%	22%
Services revenue	45%	44%

Total	100%	100%